Exhibit 10.7
Confidential Treatment Requested by Capital Trust, Inc.

AMENDMENT NO. 3 TO MASTER REPURCHASE AGREEMENT

AMENDMENT NO. 3 TO MASTER REPURCHASE AGREEMENT, dated as of March 16, 2009 (this “Amendment”), by and between CAPITAL TRUST, INC., a Maryland corporation (“Seller”) and CITIGROUP GLOBAL MARKETS, INC., a Delaware corporation (“Securities Buyer”), and CITIGROUP FINANCIAL PRODUCTS INC., a Delaware corporation (“Loan Buyer”; each of Loan Buyer and Securities Buyer, a “Buyer” and collectively, the “Buyers”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement (as hereinafter defined).

RECITALS

WHEREAS, Seller and the Buyers are parties to that certain Master Repurchase Agreement dated as of July 30, 2007, which Master Repurchase Agreement was amended by that certain Amendment No. 1 to Master Repurchase Agreement dated as of June 26, 2008, and that  certain Amendment No. 2 to Master Repurchase Agreement dated as of July 24, 2008 (as so amended, the “Existing Repurchase Agreement,” and as amended hereby and as further amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”);

WHEREAS, Seller is party to that certain Master Repurchase Agreement, dated as of July 29, 2005 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Morgan Stanley Repurchase Agreement”), by and among Seller, CT RE CDO 2004-1 SUB, LLC, CT RE CDO 2005-1 SUB, LLC and CT XLC HOLDINGS, LLC, as sellers (collectively, the “Morgan Stanley Sellers”) and MORGAN STANLEY BANK, N.A., as buyer (“Morgan Stanley”);

WHEREAS, Seller is party to that certain Master Repurchase Agreement, dated as of October 24, 2008 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “JPMorgan-A Repurchase Agreement”), by and among CT BSI FUNDING CORP. (“CT BSI”) and Seller, as sellers (in such capacity, collectively, the “JPM-A Sellers”) and JPMORGAN CHASE BANK, N.A., as buyer (“JPMorgan”);

WHEREAS, Seller is party to that certain Master Repurchase Agreement, dated as of November 21, 2008 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “JPMorgan-B Repurchase Agreement”; together with the JPMorgan-A Repurchase Agreement, collectively, the “JPMorgan Repurchase Agreements,” and together with the Repurchase Agreement, the Morgan Stanley Repurchase Agreement, the “Senior Secured Facilities”), by and among CT BSI and Seller, as sellers (in such capacity, collectively, the “JPM-B Sellers”; together with the JPM-A Sellers, collectively, the “JPM Sellers”; and together with Seller and the Morgan Stanley Sellers, the “CT Parties”) and JPMORGAN CHASE FUNDING INC., as buyer (“JPMorgan Funding”; and together with JPMorgan, collectively, the “JPM Parties,” and together with the Buyers and Morgan Stanley, the “Secured Plan Participants”); and

WHEREAS, Seller and the Buyers wish to amend the Existing Repurchase Agreement as more particularly set forth herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and the Buyers hereby agree as follows:

SECTION 1.  Amendments.

(a)           The following definitions are hereby added to Section 2 of the Existing Repurchase Agreement in the appropriate alphabetical order:

“Additional Senior Unsecured Payment Amount” shall mean an amount, calculated on a quarterly basis, equal to (x) the total amount of cash paid by Seller or its Affiliates to the Senior Unsecured Facility during the immediately preceding calendar quarter (including interest and amortization payments), less (y) the Baseline Senior Unsecured Payment Amount.

 “Additional Restricted Cash” shall mean, to the extent otherwise constituting Unrestricted Cash, any cash or Cash Equivalent of Seller and its Subsidiaries (i) that is required to be trapped pursuant to the other Senior Secured Facilities or the terms of any other loan agreement, repurchase agreement, or other extension of credit, (ii) that is received in anticipation of a disbursement by Seller or any of its Subsidiaries to a Person other than Seller or any Subsidiary within one (1) Business Day, (iii) that is provided as cash collateral to support letters of credit and bank guarantees, customs and other import duties in the ordinary course of business of Seller or any of its Subsidiaries or (iv) that, if distributed or paid, would result in the insolvency of Seller.

“Amendment No. 3” shall mean that certain Amendment No. 3 to this Agreement, dated as of March 16, 2009, among Seller and the Buyers.

“Amendment No. 3  Effective Date” shall mean the “Amendment Effective Date”, as defined in Section 2 of Amendment No. 3.

“Baseline Senior Unsecured Payment Amount” shall mean an amount, calculated on a quarterly basis, equal to the product of (x) $100,000,000, multiplied by (y) Senior Unsecured Facility LIBOR, plus 175 basis points (1.75%).

“Cash Equivalents” shall mean (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of Buyer or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of Buyer or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least “A” by S&P or “A” by Moody’s, (e) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by Buyer or any commercial bank satisfying the requirements of clause (b) of this definition or (f) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (e) of this definition.

“Citigroup’s Proportionate Share” shall mean, as of any date, a fraction the numerator of which is the outstanding Repurchase Price of all Purchased Loans, and the denominator of which is the Secured Plan Facilities Obligations.

 “Collateral Value” shall mean, as of any date of determination, in respect of any Purchased Loan, the Initial Value of such Purchased Loan, adjusted by taking into account credit risk (including, without limitation, information relating to the sponsor or tenant for such Purchased Loan or other information relating to the likelihood of payment of such Purchased Loan; any alleged violation of Environmental Laws; any bankruptcy filings, casualty loss, or condemnation affecting or impacting the applicable Underlying Mortgaged Property; any bankruptcy filing or other act of insolvency with respect to any co-participant or any other Person having an interest in such Purchased Loan or any related Underlying Mortgaged Property that is senior to, or pari passu with, the rights of Loan Buyer in such Purchased Loan; any payment of principal and/or interest are more than 60 days past due under any mortgage note affecting the Underlying Mortgaged Property or Underlying Mortgaged Properties or such Purchased Loan (without giving effect to any waiver by the lender thereunder); any modification of the Underlying Mortgaged Property or to the related loan documents (or any financing senior thereto); any market comparables for the Underlying Mortgaged Property or Underlying Mortgaged Properties) applicable to such Purchased Loan; but excluding market risk (e.g., interest rate risk) applicable to the Purchased Loan ; provided, however, that Loan Buyer may take into account any performance assumptions with respect to such Purchased Loan (including, without limitation: the sponsorship thereof; projections as to default probabilities and estimated losses; changes in the cash flow generated by the Underlying Mortgaged Property; the ultimate collectibility of the Purchased Loan if held to maturity; for assets held or to be held by the Custodian, the failure to deliver the Purchased Loan Documents to the Custodian in accordance with the terms of this Agreement and the Custodial Agreement; whether the Purchased Loan has been released from the possession of the Custodian under the Custodial Agreement to Seller for a period in excess of twenty (20) calendar days without the consent of Loan Buyer; and a breach of any of the representations and warranties regarding the Purchased Loan contained in Section 10(b)(vi)), in each case in its sole discretion exercised in good faith; and provided further, that the Collateral Value, without giving effect to such increase, shall in no event exceed one hundred percent (100%) of the outstanding principal balance of the related Purchased Loan.

 “CT Cash Account” shall mean one or more deposit accounts established by Seller with Merrill Lynch, Pierce, Fenner & Smith Incorporated or Bank of America, N.A.

“Defaulted Purchased Loan” shall mean a Purchased Loan with respect to which (a) a monetary default has occurred or (b) an acceleration or foreclosure (including, in the case of Mezzanine Loans or B-Notes, a foreclosure of the Underlying Mortgaged Property) has been declared or commenced, and, in either case, such Purchased Loan has not been returned to performing status within 90 days; provided that Defaulted Purchased Loans shall not include any Purchased Loan with a Collateral Value or Repurchase Price of zero.

“Depository Agreement” shall mean that certain Depository Agreement, dated as of July 30, 2007, by and between the Buyers, Seller, Depository Bank and Midland Loan Services, Inc.

 “Early Repurchase” shall have the meaning specified in Section 3(d) of this Agreement.

“Excess Cash” shall mean an amount, if any, by which Unrestricted Cash exceeds the sum of (a) $25,000,000 and (b) the aggregate amount of Seller’s Unfunded Commitments.

“Future Advances” shall mean Seller’s commitment to make future advances on assets under other Senior Secured Facilities, as detailed in Exhibit IX.

“Initial LTCV” shall mean the LTCV, calculated as of the Amendment No. 3 Effective Date.

“Initial Mark” shall mean, with respect to each Purchased Loan, a percentage as specified therefor on Exhibit IX hereto.

“Initial Value” shall mean, with respect to each Purchased Loan, a value equal to the product of (i) the “Face Amount” for such Purchased Loan as specified therefor on Exhibit G hereto and (ii) the Initial Mark for such Purchased Loan.

“Interest Allocation Percentage” shall mean, initially, 65%, or, if the Repurchase Date is extended pursuant to Section 3(e) and beginning on the first day after the original Repurchase Date, such other percentage as agreed to in good faith among Seller and the Secured Plan Participants, in each case, in their commercially reasonable discretion.

“Interest Income” shall mean, with respect to any Purchased Loan, at any time, all interest, dividends or other distributions thereon.

“JPMorgan Account” shall mean the Seller’s account held with JP Morgan Chase Bank, N.A.

 “JPMorgan Repurchase Agreements” shall have the meaning specified therefor in Amendment No. 3.

“Lehman Facility” shall mean that certain Amended and Restated Loan and Security Agreement, dated as of September 10, 2008, between Seller, as borrower, and Lehman Commercial Paper Inc. as lender.

“Liquidity” shall mean, on any date of determination, the sum of (A) the consolidated amount of Unrestricted Cash of Seller and its Subsidiaries on such date, and (B) the incremental amount of borrowings Seller and its Subsidiaries are, as of such date, permitted to borrow pursuant to the terms of existing committed Indebtedness of Seller or its Subsidiaries in effect on such date, as to which all conditions precedent have been satisfied and which borrowings do not require the discretionary consent of the applicable lender, counterparty, credit provider or any other Person.

 “LTCV” shall mean, as of any date of determination, the ratio (expressed as a percentage) of the aggregate Repurchase Price of all Purchased Loans to the aggregate Collateral Value of all Purchased Loans.

“Maximum Outstanding Amount” shall mean, for all Transactions, an amount equal to $50,893,935.84.

“Minimum Release Price” shall mean, for any Purchased Loan, an amount equal to the greater of (a) the lesser of (i) the Initial Value of such Purchased Loan, (ii) the Collateral Value for such Purchased Loan as of the date that Seller notifies Loan Buyer of its intent to effect an Early Repurchase of such Purchased Loan, and (iii) 110% of the Repurchase Price of such Purchased Loan and (b) the Repurchase Price of such Purchased Loan.

“Morgan Stanley Repurchase Agreement” shall have the meaning specified in Amendment No. 3.

“Net Proceeds” shall mean, with respect to any Early Repurchase, the aggregate amount of cash received by or on behalf of such Person for its own account in connection with any such transaction, after deducting therefrom only:

(a)           reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder’s fees and other similar fees, costs and commissions that, in each case, are actually paid at the time of receipt of such cash to a Person that is not a Subsidiary or Affiliate of the Seller;

(b)           the amount of taxes payable in connection with or as a result of such transaction that, in each case, are actually paid at the time of receipt of such cash to the applicable taxation authority or other Governmental Authority or, so long as such Person is not otherwise indemnified therefor, are reserved for in accordance with GAAP, as in effect at the time of receipt of such cash, based upon such Person’s reasonable estimate of such taxes, and paid to the applicable taxation authority or other Governmental Authority within 90 days after the date of receipt of such cash; and

(c)           the outstanding principal amount of, the premium or penalty, if any, on, and any accrued and unpaid interest on, any Indebtedness (other than Indebtedness under or in respect of the Transaction Documents) that is secured by a lien on the property and assets subject to such Early Repurchase and is required to be repaid under the terms of such Indebtedness as a result of such Early Repurchase, in each case, to the extent that the amounts so deducted are actually paid at the time of receipt of such cash to a Person that is not an Affiliate of Seller;

provided that, any and all amounts so deducted by any such Person pursuant to clauses (a) through (c) of this definition shall be properly attributable to such Early Repurchase or to the property or asset that is the subject thereof; provided, further, that if, at the time any of the taxes referred to in clause (b) are actually paid or otherwise satisfied, and the reserve therefor exceeds the amount paid or otherwise satisfied, then the amount of such excess reserve shall constitute “Net Proceeds” on and as of the date of such payment or other satisfaction for all purposes of this Agreement.

“Secured Plan Facilities Obligations” shall mean the sum of (a) the aggregate Repurchase Price of all Purchased Loans, and (b) and the aggregate amount of all obligations owed by Seller or any Subsidiary of Seller under the JPMorgan Repurchase Agreements and the Morgan Stanley Repurchase Agreement.

“Secured Plan Participants” shall have the meaning specified therefor in the recitals to Amendment No. 3.

“Senior Secured Facilities” shall have the meaning specified therefor in the recitals to Amendment No. 3.

“Senior Unsecured Facility” shall mean that certain Credit Agreement, dated as of March 22, 2007, by and among Seller as borrower, WestLB AG, New York Branch, as administrative agent, and the lenders party thereto, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“Senior Unsecured Facility LIBOR” shall mean, for any period, the measure of LIBOR used to calculate the interest payments made under the Senior Unsecured Facility during such period.

“Unfunded Commitments” shall mean, as of any date, an amount equal to the sum of Seller’s unfunded commitments to make Future Advances and meet future capital calls for CT Opportunity Partners I, LP, as of such date.

“Unrestricted Cash” shall mean (a) cash and Cash Equivalents that would not appear in the consolidated financial statements of Seller, prepared in accordance with GAAP, as a line item on the balance sheet as “restricted cash” or similar caption minus (b) any Additional Restricted Cash.

“Unsecured Lenders” shall mean the lenders party to the Senior Unsecured Facility.

“Valuation Test Date” shall have the meaning specified in Section 4.

“Valuation Test Failure” shall have the meaning specified in Section 4.

“Valuation Test Period” shall have the meaning specified in Section 4.

“Warrant” shall mean that certain Warrant, dated as of March 16, 2009, made by Seller in favor of Loan Buyer.

(b)           The definition of “Buyer’s Margin Amount” contained in Section 2 of the Existing Repurchase Agreement is hereby deleted in its entirety.

(c)           The definition of “Buyer’s Margin Percentage” contained in Section 2 of the Existing Repurchase Agreement is hereby deleted in its entirety.

(d)           The definition of “EBITDA” contained in Section 2 of the Existing Repurchase Agreement is hereby deleted in its entirety.

(e)           The definition of “Fixed Charge Ratio” contained in Section 2 of the Existing Repurchase Agreement is hereby deleted in its entirety.

(f)           The definition of “Margin Deficit” contained in Section 2 of the Existing Repurchase Agreement is hereby deleted in its entirety.

(g)           The definition of “Margin Excess” contained in Section 2 of the Existing Repurchase Agreement is hereby deleted in its entirety.

(h)           The definition of “Margin Notice Deadline” contained in Section 2 of the Existing Repurchase Agreement is hereby deleted in its entirety.

(i)           The definition of “Market Value” contained in Section 2 of the Existing Repurchase Agreement is hereby deleted in its entirety.

(j)           The definition of “Net Income” contained in Section 2 of the Existing Repurchase Agreement is hereby deleted in its entirety.

(k)           The definition of “Net Worth” contained in Section 2 of the Existing Repurchase Agreement is hereby deleted in its entirety.

(l)           The definition of “Recourse Debt to Equity Ratio” contained in Section 2 of the Existing Repurchase Agreement is hereby deleted in its entirety.

(m)           The definition of “Repurchase Date” contained in Section 2 of the Existing Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“Repurchase Date” shall mean March 16, 2010 or such earlier date on which this Agreement shall terminate in accordance with the provisions thereof or hereof or by operation of law; provided, however, that if the applicable conditions set forth in such Section 3(e) of this Agreement shall have been satisfied, the Termination Date shall be extended to the applicable date set forth in Section 3(e) of this Agreement.

(n)           The definition of “Subsidiary” contained in Section 2 of the Existing Repurchase Agreement is hereby modified by inserting the following as the last sentence thereof:

Notwithstanding the foregoing, Subsidiary shall not include investment funds managed by Seller or subsidiaries of same or investment funds of which Seller controls the general partner or managing member thereof or subsidiaries of same (except for those investment funds or subsidiaries of same of which Seller directly or indirectly owns at least a majority of the securities or other ownership interests therein).

(o)           The definition of “Tangible Net Worth” contained in Section 2 of the Existing Repurchase Agreement is hereby deleted in its entirety.

(p)           The definition of “Target Price” contained in Section 2 of the Existing Repurchase Agreement is hereby deleted in its entirety.

(q)           The definition of “Total Debt to Equity Ratio” contained in Section 2 of the Existing Repurchase Agreement is hereby deleted in its entirety.

(r)           The definition of “Total Indebtedness” contained in Section 2 of the Existing Repurchase Agreement is hereby deleted in its entirety.

(s)           The definition of “Total Recourse Indebtedness” contained in Section 2 of the Existing Repurchase Agreement is hereby deleted in its entirety.

(t)           Section 3(d) of the Existing Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

(d)           No Transaction shall be terminable on demand by Loan Buyer (other than upon the occurrence and during the continuance of an Event of Default by Seller).  Seller shall be entitled to terminate a Transaction on demand, in whole or in part, and repurchase any or all of the Purchased Loans subject to a Transaction on any Business Day prior to the Repurchase Date (such repurchase, an “Early Repurchase,” and the date of such Early Repurchase, an “Early Repurchase Date”); provided, however, that:

(i)
Seller notifies Loan Buyer in writing of its intent to terminate such Transaction and repurchase such Purchased Loan no later than two (2) Business Days (or such shorter period of time as Loan Buyer may consent to, such consent not to be unreasonably withheld, delayed or conditioned) prior to such Early Repurchase Date,

(ii)
Such Purchased Loan or Purchased Loans are simultaneously sold to a bona fide third-party purchaser, or with Loan Buyer’s approval (which may be withheld in Loan Buyer’s sole discretion) to an Affiliate of Seller,

(iii)	All of the Net Proceeds of such sale are deposited directly into the Loan Cash Management Account and applied in accordance with Section 5(d) hereof, and

(iv)
on such Early Repurchase Date Seller pays to Loan Buyer (inclusive of Net Proceeds deposited in the Loan Cash Management Account pursuant to clause (iii) above) an amount equal to the Minimum Release Price for such Purchased Loan or Purchased Loans.

(u)           Section 3(e) of the Existing Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

(e)           Seller hereby promises to pay in full on the Repurchase Date, in accordance with the provisions of the definition of Repurchase Date, the aggregate Repurchase Price with respect to all Purchased Loans then held by Loan Buyer.

(i)           Notwithstanding the foregoing, Seller may, in its sole discretion by notice to Loan Buyer between 90 and 20 days prior to the originally scheduled Repurchase Date, extend the Repurchase Date with respect to all of the Transactions until the first (1st) anniversary of the originally scheduled Termination Date (all of the other terms and conditions of such Transactions remaining the same) provided that the following conditions precedent are satisfied as of the date of the effectiveness of such extension: (1) the aggregate Repurchase Price of all Purchased Loans as of the date of such extension is less than or equal to the Maximum Outstanding Amount, (2) no Defaults or Events of Default have occurred and are continuing, or would be caused by such extension under this Agreement and (3) Seller and the Secured Plan Participants have agreed to a new Interest Allocation Percentage; provided further, that, if conditions (1) through (3) are met and if any extension request is made during a Valuation Test Period, such extension shall be provisionally granted until the end of such Valuation Test Period, and such extension shall be granted only if no Valuation Test Failure exists as of the end of such Valuation Test Period.

(ii)           Notwithstanding the foregoing, if the initial Repurchase Date shall have been extended pursuant to Section 3(e)(i), Seller may request, between 90 and 20 days prior to the extended Repurchase Date, and subject to the written approval of Loan Buyer in its sole and absolute discretion given no later than ten (10) days prior to the extended Repurchase Date (any failure by Loan Buyer to deliver such notice of its approval to an extension to Seller shall be deemed a denial of Seller’s request to extend the Repurchase Date) provided that in any event, the following conditions precedent are satisfied as of the date of the effectiveness of such second extension: (1) no Defaults or Events of Default have occurred and are continuing, or would be caused by such extension under this Agreement and (2) Seller and the Secured Plan Participants have agreed to a new Interest Allocation Percentage; provided further, that if conditions (1) and (2) or any other conditions then required by Loan Buyer in its sole discretion (including, without limitation, requirements of additional payments, prepayments, revaluations of Collateral Value for any Purchased Loan or delivery of additional documents) are met and if any extension request is made during a Valuation Test Period, such extension may be provisionally granted by Loan Buyer, in its sole and absolute discretion, until the end of such Valuation Test Period, and such extension may be granted by Loan Buyer, in its sole and absolute discretion, only if no Valuation Test Failure exists as of the end of such Valuation Test Period.

(v)           The following is hereby added to the Existing Repurchase Agreement as Section 3(n):

(n)           Seller may request from time to time, subject to Loan Buyer’s approval in Loan Buyer’s sole determination, to sell participation interests in its interests in any Purchased Loan in connection with an Early Repurchase of such Purchased Asset in accordance with Section 3(d) hereof, the sale of which participation interests shall be arm’s length transactions and subject to such terms and conditions as Loan Buyer in its sole discretion shall require; provided that Loan Buyer (a) retains an interest in the tranche or participation that is not sold or refinanced pursuant to such Early Repurchase, subject to the terms of this Agreement or (b) shall maintain a security interest in such tranche or participation that is not sold or refinanced pursuant to such Early Repurchase.

(w)           Section 4 of the Existing Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

4.           MARGIN MAINTENANCE

Beginning with September 1, 2009, and on the first Business Day of each calendar month thereafter (each such date, a “Valuation Test Date”), Loan Buyer will determine the Collateral Value of each Purchased Loan.  If on any Valuation Test Date, the LTCV exceeds 1.15 times the Initial LTCV (a “Valuation Test Failure”), Seller shall, within five (5) Business Days following such Valuation Test Date, make a prepayment in reduction of the Repurchase Price, such that after giving effect to such prepayment, the LTCV, as re-determined by Loan Buyer, shall not exceed 1.15 times the Initial LTCV.  All prepayments in reduction of Repurchase Price shall be applied by Loan Buyer in its sole discretion.  If Seller is not able to cure a Valuation Test Failure within five (5) Business Days after the applicable Valuation Test Date, then Seller shall cooperate with Loan Buyer to select one or more Purchased Loans to liquidate and will use its commercially reasonable efforts, taking into account the rights and interests of Loan Buyer, to expeditiously commence the liquidation process for same.  If the Valuation Test Failure is not cured within 60 days from the initial failure, an Event of Default will occur; provided that if Seller provides Loan Buyer with a copy of an executed asset sale or refinancing agreement, acceptable to Loan Buyer in its sole discretion, prior to the end of such 60-day period in respect of the selected Purchased Loans, Loan Buyer may, at its option, grant a one-time 15-day extension to cure such Valuation Test Failure (such 60-day period and any 15-day extension, a “Valuation Test Period”).  Notwithstanding the above, in the event that a Purchased Loan becomes a Defaulted Purchased Loan, a Valuation Test will be performed at that time, and the provisions of this Section 4 shall apply.

(x)           Section 5(c) of the Existing Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

(c)           So long as no Event of Default (other than with respect to a Buyer) shall have occurred and be continuing, all Interest Income received by the Depository in respect of the Purchased Loans during each Collection Period shall be applied by the Depository on the related Remittance Date in the following order of priority:

(i)           first, to remit to Loan Buyer an amount equal to the Price Differential which has accreted and is outstanding in respect of all of the Purchased Loans,

(ii)           second, to make a payment to Loan Buyer on account of any other amounts (other than Repurchase Price) due and payable to Loan Buyer under the Agreement and the other Transaction Documents,

(iii)           third, to make a payment to Loan Buyer on account of the Repurchase Price of all Purchased Loans, each such payment to be allocated in Loan Buyer’s sole discretion among those Purchased Loans with respect to which the Repurchase Price has not been reduced to zero, an amount equal to the product of the Interest Allocation Percentage multiplied by the difference between (x) the total Interest Income received by Seller during such month on account of the Purchased Loans and (y) the Price Differential otherwise actually paid by Seller to Loan Buyer during such month, and

(iv)           fourth, to remit to Seller the remainder.

(y)           Section 5(d) of the Existing Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

(d)           So long as no Event of Default (other than with respect to a Buyer) shall have occurred and be continuing, all Income received by the Depository in respect of the Purchased Loans, other than Interest Income, during each Collection Period shall be applied by the Depository within one (1) Business Day following receipt thereof in the following order of priority:

(i)           first, to remit to Loan Buyer an amount equal to the Price Differential which has accreted and is outstanding in respect of all of the Purchased Loans,

(ii)           second, to make a payment to Loan Buyer on account of any other amounts (other than Repurchase Price) due and payable to Loan Buyer under the Agreement and the other Transaction Documents,

(iii)           third, to make a payment to Loan Buyer on account of the Repurchase Price of the Purchased Loan in respect of which such Income is received until the Repurchase Price for such Purchased Loan has been reduced to zero;

(iv)           fourth, to make a payment to Loan Buyer on account of the Repurchase Price of all Purchased Loans until the Repurchase Price for all Purchased Loans has been reduced to zero, each such payment to be allocated in Loan Buyer’s sole discretion among those Purchased Loans with respect to which the Repurchase Price has not been reduced to zero; and

(v)           fifth, to remit to Seller the remainder.

(z)           Section 5(e) of the Existing Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

(e)           If an Event of Default (other than with respect to a Buyer) shall have occurred and be continuing, all Income received by the Depository in respect of the Purchased Loans shall be applied by the Depository within one (1) Business Days following receipt thereof in the following order of priority:

(i)           first, to remit to Loan Buyer an amount equal to the Price Differential which has accreted and is outstanding in respect of all of the Purchased Loans,

(ii)           second, to make a payment to Loan Buyer on account of any other amounts (other than Repurchase Price) due and payable to Loan Buyer under the Agreement and the other Transaction Documents,

(iii)           third, to make a payment to Loan Buyer on account of the Repurchase Price of all Purchased Loans until the Repurchase Price for all Purchased Loans has been reduced to zero, each such payment to be allocated in Loan Buyer’s sole discretion among those Purchased Loans with respect to which the Repurchase Price has not been reduced to zero; and

 (iv)           fourth, to remit to Seller the remainder.

(aa)            The following is hereby added to the Existing Repurchase Agreement as Section 5(f):

 (f)           At the end of each calendar quarter, Seller shall make a payment to Loan Buyer on account of the Repurchase Price of all Purchased Loans until the Repurchase Price for all Purchased Loans has been reduced to zero, each such payment to be allocated in Loan Buyer’s sole discretion among those Purchased Loans with respect to which the Repurchase Price has not been reduced to zero, in an amount equal to (i) Excess Cash as of the last day of such calendar quarter, multiplied by Loan Buyer’s pro rata share, based on the then outstanding Repurchase Price of all Purchased Loans at such date, of the aggregate Secured Plan Facilities Obligations as of such date.

(bb)           The following is hereby added to the Existing Repurchase Agreement as Section 5(g):

 (g)           On the first Business Day of each calendar quarter, Seller shall make a payment to Loan Buyer on account of the Repurchase Price of all Purchased Loans until the Repurchase Price for all Purchased Loans has been reduced to zero, each such payment to be allocated in Loan Buyer’s sole discretion among those Purchased Loans with respect to which the Repurchase Price has not been reduced to zero, in an amount equal to the lesser of (i) the then outstanding Repurchase Price of all Purchased Loans, and (ii) the product of (x) the Additional Senior Unsecured Payment Amount, multiplied by (y) Citigroup’s Proportionate Share.

(cc)             The fifth through tenth lines of Section 7(a) of the Existing Repurchase Agreement are hereby deleted in their entirety and replaced with following:

Bank:	Bank of America
ABA:	026009593
Account Name:	Capital Trust, Inc.
Account #:	483024227101
Attention:	Geoffrey G. Jervis – 212-655-0247

(dd)           The following are hereby added into the Existing Repurchase Agreement as Sections 12(q) through 12(dd):

(q)           If at any time there exists a Valuation Test Failure, Seller shall cure same in accordance with Section 4 hereof.

(r)           Seller shall not make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of Seller, whether now or hereafter outstanding, or make any other distribution in respect of any of the foregoing or to any shareholder or equity owner of Seller, either directly or indirectly, whether in cash or property or in obligations of Seller or any of Subsidiary of Seller, except to the minimum extent required for Seller to maintain its status as a real estate investment trust and, to the extent permitted, such distribution shall be made in equity in lieu of cash; provided that any Subsidiary of Seller may make distributions to Seller.

 (s)           Without the prior written consent of Loan Buyer, Seller shall not, nor permit any Subsidiary to, originate, acquire or invest in any new stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person except to (a) make co-investments in future funds of which Seller (or its Affiliates) is the sponsor or manager, and (b) make protective investments to defend existing Purchased Assets or assets subject to another Senior Secured Facility or that are pledged as collateral security for the Senior Unsecured Facility.  With respect to co-investments, (a) no investments will be permitted in the first six (6) months following the Amendment No. 3 Effective Date, (b) the projected base management fees generated by the proposed future fund over the first 36 months must equal or exceed the co-investment commitment, and (c) the total amount of co-investment capital for all such proposed future funds may not exceed $10,000,000 without the prior written approval of Loan Buyer.  With respect to protective investments made in respect of Purchased Loans or assets subject to another Senior Secured Facility, the amount of each investment may not exceed $5,000,000 per Purchased Loan, transaction or asset.  With respect to protective investments made in respect of assets pledged as collateral security for the Senior Unsecured Facility, the aggregate amount of such investments may not exceed $1,000,000.

(t)           Seller shall not, nor permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness other than the Indebtedness already incurred as of the Amendment No. 3 Effective Date; provided, that additional Indebtedness may be incurred by Seller or any of their Subsidiaries so long as the following conditions are satisfied: (i) to the extent that the Indebtedness is incurred in connection with an Early Repurchase, the Net Proceeds of which are applied in accordance to Section 3(d), (ii) to the extent that such new Indebtedness is unsecured (and subordinate to all obligations owed by Seller under any Secured Plan Facility or the Senior Unsecured Facility) or incurred through the pledge of unencumbered assets, 100% of the net proceeds of such new Indebtedness are deposited in the CT Cash Account and (iii) to the extent that such new Indebtedness is recourse Indebtedness, only to the extent that it replaces existing recourse Indebtedness or is subordinate to all obligations owed to Loan Buyer (and to the extent such Indebtedness is not subject to clause (i) above, 100% of the net proceeds of such Indebtedness are deposited in the CT Cash Account).

(u)           For all employees of Seller and its Subsidiaries, other than the CEO, COO & CFO, total cash compensation (including base salary and bonus), in the aggregate shall not exceed $5.8 million.  Subject to the limitation in the preceding sentence, compensation for individual employees shall be determined by Seller in its sole discretion.  For Seller’s CEO, COO & CFO, (i) base salaries shall remain the same as in effect in 2008, and (ii) any cash bonus will be approved based upon performance metrics designed to create alignment with the interests of the Secured Plan Participants and the Unsecured Lenders and must be approved by unanimous consent of a committee comprised of (x) a representative selected by the Secured Plan Participants, (y) the administrative agent of the Senior Unsecured Facility and (z) a representative selected by the board of directors of Seller.

(v)           John Klopp and/or Stephen Plavin will continue their current employment with their current respective responsibilities throughout the term of this Agreement; provided that if both John Klopp and Stephen Plavin are no longer so employed, a replacement(s) acceptable to Loan Buyer in its sole and absolute discretion shall be appointed within 30 days after the departure of such person.

(w)           Seller shall maintain, at all times, a minimum Liquidity of $7,000,000 in 2009 and $5,000,000 thereafter.

(x)           Without duplicating the reports provided under 12(k), Seller will provide Loan Buyer with (a) certified quarterly financial statements and audited annual financial statements prepared in accordance with GAAP, filed within SEC mandated time frames, (b) within thirty (30) Business Days following the end of each calendar month commencing with April 2009, unaudited monthly financial statements, (c) within ten (10) Business Days following the end of each calendar month, reports on asset level performance for each Purchased Loan, and (d) promptly, following any reasonable request therefor, reports of such other information regarding Seller’s operations, business affairs and financial condition, or compliance with the terms of this Agreement.  Any reports provided above will include, without limitation, details of Seller’s cash accounts at each quarter end and a schedule of Seller’s Excess Cash, Unrestricted Cash and Unfunded Commitments.  Seller agrees to provide Loan Buyer with an annual budget no later than 60 days after the end of each fiscal year.

(y)           Seller will not (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Seller or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

(z)           Seller will not amend, modify or otherwise agree to any change in the applicable documents for any Purchased Loan without the prior written consent of Loan Buyer.

(aa)         Seller shall not agree to any amendment or modification to any Senior Secured Facility nor the Senior Unsecured Facility without the prior written consent of Loan Buyer.

(bb)         Notwithstanding anything contained in this Agreement to the contrary, Seller acknowledges that Loan Buyer shall, until all of Seller’s obligations under the Transaction Documents have been satisfied and this Agreement terminates pursuant to its terms, maintain control over the Loan Cash Management Account subject to the terms the Depository Agreement.  At Seller’s expense, Loan Buyer may require that Seller establish a new Loan Cash Management Account at a depository institution selected by Loan Buyer in its sole discretion and such new account shall be the “Loan Cash Management Account” for all purposes hereunder.

(cc)         Seller shall not agree to any amendment or modification to the Lehman Facility without the prior written consent of Loan Buyer, such consent not to be unreasonably withheld, conditioned or delayed.

(dd)         All deposit accounts (other than (i) the Cash Management Accounts and (ii) any other deposit accounts specifically relating to the Purchased Loans or any asset or collateral subject to any Senior Secured Facility or the Senior Unsecured Facility) shall be established and maintained with financial institutions that are not Secured Plan Participants nor Unsecured Lenders; provided that Seller may maintain the JPMorgan Account so long as (w) no more than $1,000,000 may remain in the JPMorgan Account at any time, (x) Seller may not transfer any funds into the JPMorgan Account from any CT Cash Account, (y) any funds deposited in the JPMorgan Account will be transferred to a CT Cash Account within two (2) Business Days from receipt of such funds in the JPMorgan Account and (z) all funds in the JPMorgan Account will be transferred to a CT Cash Account and the JPMorgan Account will be closed on or before December 31, 2009.  For the avoidance of doubt, the Collections Accounts, and any other deposit account relating to the Purchased Loans may be established and maintained at any financial institution selected by Buyer in its sole discretion.

(ee)           Section 14(a)(xiii) of the Existing Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

(xiii)          Seller shall fail to comply with the requirements of Sections 12(q) through 12(dd);

(ff)           Section 14(a)(xv) of the Existing Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

(xv)           any event or condition occurs that results in (i) any obligation or liability of Seller under any note, indenture, loan agreement, guaranty, swap agreement or any other contract to which it is a party, whether singly or in the aggregate, in excess of $1,000,000 becoming due prior to its scheduled maturity or that enables or permits (after the expiration of all grace or cure periods) the beneficiaries of, the holder or holders of, or any other party to any such indebtedness or contract, or any trustee or agent on its or their behalf, to cause any such obligation or liability to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity and (ii) any monetary default under any note, indenture, loan agreement, guaranty, swap agreement or any other contract, credit facility or other obligation of Seller  if the aggregate amount of such credit facility, contract or other obligation in respect of which such monetary default shall have occurred is at least $1,000,000; provided that this Event of Default shall not apply to secured indebtedness that becomes due as a result of the sale or transfer of the property or assets securing such indebtedness;

(gg)           The Existing Repurchase Agreement is hereby amended by inserting Exhibit A attached hereto as a new Exhibit IX.

SECTION 2.  Conditions Precedent.  This Amendment shall become effective on the date (the “Amendment Effective Date”) on which (1) all the representations and warranties made by Seller in this Amendment are true and correct and (2) Loan Buyer shall have received:

(a)           this Amendment, executed and delivered by a duly authorized officer of each of Seller and the Buyers;

(b)           a payment to Loan Buyer on account of the Repurchase Price of all Purchased Loans, such payment to be allocated in Loan Buyer’s sole discretion among the Purchased Loans, in an amount equal to $1,914,897.59;

(c)           the Warrant, executed and delivered by a duly authorized officer of Seller;

(d)           evidence, satisfactory to Loan Buyer in its sole discretion, of the payment in full of all obligations owed by Seller under, and the termination of, the credit facilities identified on Schedule I hereto;

(e)           a copy of an amendment to the Senior Unsecured Facility, executed and delivered by a duly authorized officer of the parties thereto, in form and substance acceptable to Loan Buyer in its sole discretion;

(f)           legal opinions from counsel to Seller dated as of the date hereof addressed to Buyers and its successors and assigns (i) as to the enforceability of the Repurchase Agreement, as amended by this Amendment, and (ii) as to Seller’s authority to execute, deliver and perform its obligations under the Repurchase Agreement as amended hereby, in each case, in form and substance acceptable to Buyers in their reasonable discretion; and

(g)           for the account of Loan Buyer, payment and reimbursement for all of Loan Buyer’s corresponding costs and expenses incurred in connection with this Amendment, all prior amendments and modifications to the Repurchase Agreement, any other documents prepared in connection herewith and therewith and the transactions contemplated hereby and thereby.

SECTION 3.  Representations and Warranties.  On and as of the date first above written, Seller hereby represents and warrants to Loan Buyer that (a) it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, (b) after giving effect to this Amendment, no Default or Event of Default under the Repurchase Agreement has occurred and is continuing, and (c) after giving effect to this Amendment, the representations and warranties contained in Section 10 of the Repurchase Agreement are true and correct in all material respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all material respects as of such other date).

SECTION 4.  General Release.  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, for: (i) itself, (ii) any parent or Subsidiary thereof, and (iii) the respective partners, officers, directors, shareholders, successors and assigns of all of the foregoing persons and entities,

(a)                      hereby releases and forever discharges the Buyers and each of its subsidiaries, affiliates, its past, present and future officers, directors, agents, employees, partners, managers, shareholders, servants, attorneys and representatives, as well as their, successors, assigns, their respective heirs, legal representatives, legatees, predecessors-in-interest, successors and assigns, of and from any and all actions, claims, demands, damages, debts, suits, contracts, agreements, losses, liabilities, indebtedness, causes of action either at law or in equity, obligations of whatever kind or nature, accounts, defenses, and offsets against liabilities and obligations, whether known or unknown, direct or indirect, new or existing, by reason of any matter, cause or thing whatsoever occurring on or prior to the date hereof arising out of or relating to any matter or thing whatever, including without limitation, such claims and defenses as fraud, misrepresentation, breach of duty, mistake, duress, usury, claims pertaining to so-called “lender liability,” and claims pertaining to creditor’s rights, which such party ever had, now has, or might hereafter have against the other, jointly or severally, for or by reason of any matter, act, omission, cause or thing whatsoever occurring, on or prior to the date of this Amendment, that is related to, in whole or in part, directly or indirectly, the Transactions, the Repurchase Agreement, the Transaction Documents and this Amendment; and

(b)                      warrants, represents and acknowledges that it has no defenses to the payment of, nor any right to set off against, all or any of the obligations set forth in the Transaction Documents, nor any counterclaims or other rights of action against the Buyers of any kind whatsoever, including, without limitation, any right to contest any of the following: the enforceability, applicability or validity of any provisions of the Transaction Documents, Loan Buyer’s right to all proceeds of the Purchased Loans, the existence, validity, enforceability, or perfection of any security interest or mortgage in favor of Loan Buyer, the conduct of the Buyers in administering the Transaction Documents and any legal fees and expenses incurred by the Buyers under the Repurchase Agreement, the other Transaction Documents or this Amendment.

SECTION 5.  Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, all references in the Repurchase Agreement to the “Transaction Documents” shall be deemed to include, in any event, this Amendment.  Each reference to Repurchase Agreement in any of the Transaction Documents shall be deemed to be a reference to the Repurchase Agreement as amended hereby.

SECTION 6.  Override Provision.  Notwithstanding any provision in the Repurchase Agreement to the contrary, which are hereby pro tanto superseded and modified or replaced mutatis mutandis to the extent of any inconsistency, the provisions in this Amendment shall apply from and after the date hereof.

SECTION 7.  Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 8.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

CITIGROUP FINANCIAL PRODUCTS INC., a Delaware corporation

By:	/s/ Richard B. Schlenger
Name: Richard B. Schlenger
Title: Authorized Signatory

CITIGROUP GLOBAL MARKETS INC., a Delaware corporation

By:	/s/ Richard B. Schlenger
Name: Richard B. Schlenger
Title: Authorized Signatory

SELLER:

CAPITAL TRUST, INC., a Maryland corporation

By:	/s/ Geoffrey G. Jervis
Name: Geoffrey G. Jervis
Title: Chief Financial Officer

SCHEDULE I

Closeout Facilities

1.           Amended and Restated Master Repurchase Agreement, dated as of August 15, 2006, between Capital Trust, as seller, and Goldman Sachs Mortgage Company (“Goldman”), as buyer, as supplemented by that certain Amended and Restated Annex I to Amended and Restated Master Repurchase Agreement, dated as of October 30, 2007.

2.           Master Repurchase Agreement, dated as of October 30, 2007, between Capital Trust, as seller, and Goldman, as buyer, as supplemented by that certain Annex I to Master Repurchase Agreement, dated as of October 30, 2007.

Exhibit A

Exhibit IX to Existing Repurchase Agreement

Citigroup

Asset Name		Face Amount	Future Advances	Asset Type	Initial Advance Rate	Initial Mark		Initial Value		Purchase Price		Pricing Rate
[	***]	14,100,000.00		Mezzanine		[	***]	[	***]	[	***]	[	***]
[	***]	20,000,000.00		Jr Mtg Part		[	***]	[	***]	[	***]	[	***]
[	***]	22,500,000.00		Mezzanine		[	***]	[	***]	[	***]	[	***]
[	***]	18,770,000.00		Mezzanine		[	***]	[	***]	[	***]	[	***]
[	***]	6,000,000.00		Mezzanine		[	***]	[	***]	[	***]	[	***]
[	***]	18,220,000.00		Mezzanine		[	***]	[	***]	[	***]	[	***]

Total/weighted average		[***]				[	***]	[	***]	[	***]	[	***]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

JPMorgan

Asset Name		Face Amount	Future Advances	Asset Type	Initial Advance Rate		Initial Mark		Initial Value		Purchase Price		Pricing Rate
[	***]	25,100,000.00		Whole loan			[	***]	[	***]	[	***]	[	***]
[	***]	25,000,000.00		Jr Mtg Part			[	***]	[	***]	[	***]	[	***]
[	***]	31,523,408.99		Whole loan			[	***]	[	***]	[	***]	[	***]
[	***]	27,402,996.32	597,004.25	Whole loan	[	***]	[	***]	[	***]	[	***]	[	***]
[	***]	35,500,000.00		Jr Mtg Part			[	***]	[	***]	[	***]	[	***]
[	***]	13,000,000.00		Jr Mtg Part			[	***]	[	***]	[	***]	[	***]
[	***]	29,024,471.31		Whole loan			[	***]	[	***]	[	***]	[	***]
[	***]	11,500,000.00		Whole loan			[	***]	[	***]	[	***]	[	***]
[	***]	21,800,000.00		Whole loan			[	***]	[	***]	[	***]	[	***]
[	***]	8,000,000.00		Mezzanine			[	***]	[	***]	[	***]	[	***]
[	***]	20,435,162.79	964,837.21	PPP 1st	[	***]	[	***]	[	***]	[	***]	[	***]
[	***]	23,000,000.00		Mezzanine			[	***]	[	***]	[	***]	[	***]
[	***]	22,571,220.21		Mezzanine			[	***]	[	***]	[	***]	[	***]
[	***]	3,927,002.75		Mezzanine			[	***]	[	***]	[	***]	[	***]
[	***]	4,689,303.73		Mezzanine			[	***]	[	***]	[	***]	[	***]
[	***]	3,398,078.96	394,993.29	PPP 1st	[	***]	[	***]	[	***]	[	***]	[	***]
[	***]	51,384,616.35		Mezzanine			[	***]	[	***]	[	***]	[	***]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[	***]	16,125,000.00		Mezzanine	[	***]	[	***]	[	***]	[	***]
[	***]	30,000,000.00		Jr Mtg Part	[	***]	[	***]	[	***]	[	***]
[	***]	54,823,957.29		Mezzanine	[	***]	[	***]	[	***]	[	***]
[	***]	13,448,358.83		Jr Mtg Part	[	***]	[	***]	[	***]	[	***]
[	***]	21,042,320.62		Mezzanine	[	***]	[	***]	[	***]	[	***]
[	***]	15,000,000.00		Mezzanine	[	***]	[	***]	[	***]	[	***]
[	***]	20,015,297.15		PPP 1st	[	***]	[	***]	[	***]	[	***]
[	***]	5,511,000.00		Bond	[	***]	[	***]	[	***]	[	***]
[	***]	6,978,000.00		Bond	[	***]	[	***]	[	***]	[	***]
[	***]	12,042,000.00		Bond	[	***]	[	***]	[	***]	[	***]
[	***]	1,116,976.76		Bond	[	***]	[	***]	[	***]	[	***]
[	***]	6,189,147.00		Bond	[	***]	[	***]	[	***]	[	***]

Total/weighted average		[***]	[***]		[	***]	[	***]	[	***]	[	***]

ISDA liability									[	***]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Morgan Stanley

Asset Name		Face Amount	Future Advances	Asset Type	Initial Advance Rate		Initial Mark		Initial Value		Purchase Price		Pricing Rate
[	***]	16,204,000.00		Bond			[	***]	[	***]	[	***]	[	***]
[	***]	12,963,000.00		Bond			[	***]	[	***]	[	***]	[	***]
[	***]	6,755,000.00		Bond			[	***]	[	***]	[	***]	[	***]
[	***]	10,133,000.00		Bond			[	***]	[	***]	[	***]	[	***]
[	***]	36,432,000.00		Bond			[	***]	[	***]	[	***]	[	***]
[	***]	32,556,639.00		Bond			[	***]	[	***]	[	***]	[	***]
[	***]	89,057,579.00	1,942,420.40	Whole loan	[	***]	[	***]	[	***]	[	***]	[	***]
[	***]	46,966,945.16	3,783,054.34	Whole loan	[	***]	[	***]	[	***]	[	***]	[	***]
[	***]	42,637,221.65	4,841,662.74	Jr Mtg Part	[	***]	[	***]	[	***]	[	***]	[	***]
[	***]	32,492,156.00	2,507,844.08	Whole loan	[	***]	[	***]	[	***]	[	***]	[	***]
[	***]	14,444,220.02	5,555,779.98	Jr Mtg Part	[	***]	[	***]	[	***]	[	***]	[	***]
[	***]	20,700,000.00		Mezzanine			[	***]	[	***]	[	***]	[	***]
[	***]	50,000,000.00		Mezzanine			[	***]	[	***]	[	***]	[	***]

Total/weighted average		[***]	[***]				[	***]	[	***]	[	***]	[	***]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.